Exhibit 10.1

Execution Version

SIXTH AMENDMENT TO CREDIT AGREEMENT

This SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), made and entered into as of July 8, 2013, is by and between Electromed, Inc., a Minnesota corporation (the “Borrower”), and U.S. Bank National Association, a national banking association (the “Bank”).

RECITALS

A.   The Bank and the Borrower entered into that certain Amended and Restated Credit Agreement dated as of November 7, 2011, between the Bank and the Borrower, as amended by that certain First Amendment to Credit Agreement dated as of December 30, 2011, that certain Consent and Waiver and Second Amendment to Credit Agreement dated as of May 14, 2012, that certain Waiver and Third Amendment to Credit Agreement dated as of September 28, 2012, that certain Waiver and Fourth Amendment to Credit Agreement dated as of February 13, 2013 and that certain Waiver and Fifth Amendment to Credit Agreement dated as of May 10, 2013 (as further amended, restated or otherwise modified from time to time, the “Credit Agreement”).

B.   The Borrower and the Bank desire to amend certain provisions of the Credit Agreement, subject to the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1.                     Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context otherwise requires.

Section 2.                     Amendments to Credit Agreement .

2.1.              Definitions. Section 1.1 of the Credit Agreement is amended by adding the following definitions to read in their entireties as follows:

“Balance Sheet Leverage Ratio”: At the time of any determination, the ratio of

(a) the sum of total liabilities minus Subordinated Debt

to

(b) the sum of total assets, minus total liabilities, minus intangible assets, plus Subordinated Debt, in each case as determined in accordance with GAAP.

“Operating Expenses”: For any period of calculation, the aggregate, calculated under generally accepted accounting principles on a consolidating basis, of all losses and expenses (determined, however, so as not to be counted more than once), including taxes and other governmental charges, if any, incurred by the Person or group of Persons for which the calculation is made during such period, excluding therefrom interest on long-term indebtedness, depreciation and amortization expenses, unrealized losses on the valuation of investments, loss on extinguishment of indebtedness or disposal of fixed assets and extraordinary or nonrecurring losses and expenses.

“Total Liquidity”: As of any date of determination, an amount equal to the sum of unrestricted cash and cash equivalents currently held by the Borrower in one or more deposit accounts with the Bank or another financial institution acceptable to the Bank free and clear of any lien other than a Lien in favor of the Bank, plus the total amount of Revolving Loans available to the Borrower under Section 2.1(a), minus overdrafts, minus the Total Revolving Outstandings.

“Total Operating Liquidity Ratio”: As of any date of determination, the ratio of

(a) Total Liquidity

to

(b) Operating Expenses of the Borrower and its Subsidiaries for the twelve months ending on such date, divided by twelve.

2.2.              Clean Down Period. Section 2.6(d) of the Credit Agreement is amended to read in its entirety as follows:

(d)           Intentionally Omitted.

2.3.              Indebtedness. Section 6.12(e) of the Credit Agreement is amended to read in its entirety as follows:

(e)            Intentionally Omitted.

2.4.              Fixed Charge Coverage Ratio. Section 6.15 of the Credit Agreement is amended to read in its entirety as follows:

Section 6.15   Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio, as of the quarter ending June 30, 2014, and as of the end of each quarter thereafter, to be less than 1.15 to 1, in each case for the quarter ending on such date.

2.5.              Minimum EBITDA. Section 6.16 of the Credit Agreement is amended to read in its entirety as follows:

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Section 6.16   Minimum EBITDA. The Borrower will not permit EBITDA, (i) as of the quarter ending September 30, 2013, to be less than negative $550,000, (ii) as of the quarter ending December 31, 2013, to be less than negative $100,000, and (iii) as of the quarter ending March 31, 2014, to be less than $400,000, in each case for the quarter ending on such date.

2.6.              Minimum Total Liquidity. Section 6.18 of the Credit Agreement is amended to read in its entirety as follows:

Section 6.19   Minimum Total Liquidity. The Borrower will not permit Total Liquidity, as of September 30, 2013, December 31, 2013, and March 31, 2014, to be less than $400,000.

2.7.              Management. Section 6.20 of the Credit Agreement is amended to read in its entirety as follows:

Section 6.20.   Management. In no event shall Kathleen Skarvan cease to be chief executive officer or Jeremy Brock cease to be chief financial officer.

2.8.              Total Operating Liquidity Ratio. Article VI of the Credit Agreement is amended by adding a new Section 6.26 to read in its entirety as follows:

Section 6.26   Total Operating Liquidity Ratio. The Borrower will not permit the Total Operating Liquidity Ratio, as of the quarter ending June 30, 2014, and as of the end of each quarter, thereafter, to be less than 1.00 to 1.

2.9.              Balance Sheet Leverage Ratio. Article VI of the Credit Agreement is amended by adding a new Section 6.27 to read in its entirety as follows:

Section 6.27   Balance Sheet Leverage Ratio. The Borrower will not permit the Balance Sheet Leverage Ratio, as of the quarter ending September 30, 2013, and as of the end of each quarter, thereafter, to be more than 1.50 to 1.

2.10.           Form of Compliance Certificate. Exhibit G to the Credit Agreement is amended to read in its entirety as set forth on Exhibit A hereto.

Section 3.                     Effectiveness of Amendment. The amendments set forth in Section 2 hereof shall become effective upon the delivery of, or compliance with, the following:

3.1.              This Amendment, duly executed by the Borrower and delivered (including by way of telecopy or other electronic transmission (including by e-mail in .pdf format), in each case with original signatures to follow promptly thereafter) to the Bank.

3.2.              A certificate of an officer of the Borrower certifying to a true and correct copy of resolutions of the Borrower authorizing and ratifying this Amendment, each in form and substance satisfactory to the Bank.

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3.3.              The Borrower shall have satisfied such other conditions as specified by the Bank, including payment of all unpaid legal fees and expenses incurred by the Bank through the date of this Amendment in connection with the Credit Agreement and this Amendment and requested to be paid by the Bank.

Section 4.                     Release, No Waiver, Representations, Warranties, Authority, No Adverse Claim.

4.1.              Release of Claims. The Borrower, for itself and on behalf of its legal representatives, successors, and assigns, hereby (a) expressly waives, releases, and relinquishes the Bank from any and all claims, offsets, defenses, affirmative defenses, and counterclaims of any kind or nature whatsoever that the Borrower has asserted, or might assert, against the Bank with respect to the Obligations, the Credit Agreement (including as affected by this Amendment), and any other Loan Document, in each case arising on or before the date hereof, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof, and (b) expressly covenants and agrees never to institute, cause to be instituted, or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against the Bank by reason of or in connection with any of the foregoing matters, claims, or causes of action.

4.2.              No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default, or event of default under any Security Document or other document held by the Bank, whether or not known to the Bank and whether or not existing on the date of this Amendment.

4.3.              Reassertion of Representations and Warranties, No Default. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties in the Credit Agreement and the Security Documents are true, correct, and complete in all material respects, without duplication as to any materiality modifiers, qualifications, or limitations set forth in Article IV of the Credit Agreement, in each case as of the date hereof as though made on and as of such date, except (i) for changes permitted by the terms of the Credit Agreement and (ii) to the extent that any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date, and (b) there will exist no Default or Event of Default under the Loan Documents as affected by this Amendment on such date that the Bank has not expressly waived in writing.

4.4.              Authority, No Conflict, No Consent Required. The Borrower represents and warrants that it has the power, legal right, and authority to enter into the Amendment and has duly authorized as appropriate the execution and delivery of the Amendment by proper corporate action, and neither the Amendment nor the agreements herein contravene or constitute a default under any agreement, instrument, or indenture to which the Borrower is a party or a signatory, any provision of the Borrower’s articles of incorporation or bylaws, or any other agreement or requirement of law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Bank. The Borrower represents and warrants that no consent, approval, or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery of the Amendment or the performance of obligations of the Borrower therein described, except for those that the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Bank.

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4.5.              No Adverse Claim. The Borrower warrants, acknowledges, and agrees that no events have taken place and no circumstances exist at the date hereof that would give the Borrower a basis to assert a defense, offset, or counterclaim to any claim of the Bank with respect to the Obligations.

Section 5.                     Affirmation of Loan Documents, Further References, Affirmation of Security Interest. Each of the Bank and the Borrower acknowledge and affirm that the Credit Agreement, the Security Documents, and each of the other Loan Documents to which it is a party is hereby ratified and confirmed in all respects and all terms, conditions, and provisions of each such Loan Document shall remain unmodified and in full force and effect. The Borrower confirms to the Bank that the Obligations are and continue to be secured by the security interest granted in favor of the Bank under the Security Documents and that all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants, and representations of the Borrower under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are hereby ratified, assumed, and affirmed in all respects by the Borrower.

Section 6.                     Merger and Integration, Superseding Effect. This Amendment, on and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment shall control with respect to the specific subjects hereof and thereof.

Section 7.                     Severability. Whenever possible, each provision of this Amendment and any other statement, instrument, or transaction contemplated hereby or relating hereto shall be interpreted so as to be effective, valid, and enforceable under the applicable law of any jurisdiction, but if any provision of this Amendment or any other statement, instrument, or transaction contemplated hereby or relating hereto is held to be prohibited, invalid, or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity, or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument, or transaction contemplated hereby or relating hereto in such jurisdiction, or affecting the effectiveness, validity, or enforceability of such provision in any other jurisdiction.

Section 8.                     Successors. This Amendment shall be binding upon the Borrower, the Bank, and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Bank, and the successors and assigns of the Bank.

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Section 9.                     Expenses. The Borrower shall pay the Bank, upon execution of this Amendment, the fees and expenses as provided in Section 8.2 of the Credit Agreement.

Section 10.                  Headings. The headings of various sections of this Amendment are for reference only and shall not be deemed to be a part of this Amendment.

Section 11.                  Counterparts. This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document.

Section 12.                  Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

BORROWER:

ELECTROMED, INC.

By:	/s/ Jeremy Brock
Name: Jeremy Brock
Title: CFO

BANK:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Seth Tribon
Name: Seth Tribon
Title: Assistant Vice President

Signature Page to Amendment

Exhibit A to Sixth Amendment

(See Attached)

Electromed, Inc.

Covenant Compliance Certificate

This Compliance Certificate is delivered under the Credit Agreement dated as of November 7, 2011 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), between Electromed and U.S. Bank National Association.

All terms used in this Compliance Certificate shall have the meanings given them in the Credit Agreement.

I certify that the following amounts were correctly determined according to the Credit Agreement as of the date set forth below:

		T3M	T12M
	EBITDA/EBITDAR	13-Jun	13-Jun
	Earnings	0	0
+	Interest	0	0
+	Taxes	0	0
+	Depreciation	0	0
+	Amortization	0	0
	EBITDA	0	0
+	Rent	0	0
	EBITDAR	0	0

	Total Liquidity	13-Jun			Months of Operating Liquidity	13-Jun
	Cash	0			Total Liquidity (above)	0
+	Marketable Securities	0			Numerator	0
+	Equivalents	0			T12M Operating Expenses	0
+	Revolver Availability	0		/	12 (1 month Op Expenses)	0
	Total Liquidity	0			Denominator	0
	COVENANT (Min Liquidity)	n/a			Months of Operating Liquidity	0.00
					COVENANT (Min Months Op Liq)	n/a

	EBITDA	13-Jun
	T3M EBITDA (above)	0			Fixed Charge Coverage	13-Jun
	COVENANT (EBITDA)	n/a			T12M EBITDAR (above)	0
				-	T12M MCAPEX (50% of Dep)	0
					Numerator	0
	Balance Sheet Leverage	13-Jun			T12M Cash Interest	0
	Total Liabilities	0		+	T12M Debt Payments	0
-	Sub Debt	0		+	T12M Rent	0
	Numerator	0			Denominator	0
	Total Assets	0			FCC (T12M)	0.00
-	Total Liabilities	0			COVENANT (FCC)	n/a
-	Intangible Assets	0
+	Sub Debts	0
	Denominator	0			No New Indebtedness	All Times
	BS Leverage	#DIV/0!			New Indebtedness*	0
	COVENANT (BS Leverage)	n/a			COVENANT (Min Months Op Liq)	0

T3M = Trailing 3 month calculation

T12M = Trailing 12 month calculation

*No additional interest bearing debt (except for the current liabilities, capital leases, and purchase money) without prior written approval of US Bank. Measured at all times.

I further certify that the Borrower is in compliance with all other terms and conditions of the Agreement and that no Event of Default or event that with notice or lapse of time would be an Event of Default has occurred since the last Compliance Certificate provided to the Bank.

Electromed, Inc.
As Borrower Representative
Signed:	Quarter Ending:
Print Name:	Date of Certificate:
Title: